SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2004

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 29, 2004, Worldspan Technologies Inc., the parent of Worldspan, L.P., announced that it had elected to postpone the previously announced initial public offering of its common stock.  The press release containing this announcement is attached to this Report as Exhibit 99.1.

Item 7(c). Exhibits.

99.1  Press Release of Worldspan Technologies Inc. dated June 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

	By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: General Counsel, Secretary and Senior Vice
President—Human Resources

Dated: June 30, 2004